As filed with the Securities and Exchange Commission on January 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UBIQUITI NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	32-0097377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2580 Orchard Parkway

San Jose, California 95131

(408) 942-3085

(Address, including zip code and telephone number, of principal executive offices)

2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

John Ritchie

Chief Financial Officer

Ubiquiti Networks, Inc.

2580 Orchard Parkway

San Jose, California 95131

(Name and address of agent for service)

(408) 942-3085

(Telephone number, including area code, of agent for service)

Copies to:

Robert P. Latta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) to be issued under the 2010 Equity Incentive Plan	4,602,499 shares (2)	$12.56(3)	$57,807,387.44	$7,884.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Reflects an automatic annual increase on July 1, 2012 to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2010 Equity Incentive Plan, which annual increase is provided for in the 2010 Equity Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $12.56 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on The NASDSAQ Global Market on January 7, 2013.

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registrant’s Registration Statements on Form S-8 (No. 333-177310) filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2011, is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2012, filed with the Commission on September 28, 2012;

(2)	The Registrant’s quarterly report on Form 10-Q for the three months ended September 30, 2012, filed with the Commission on November 9, 2012;

(3)	The Registrant’s Current Report on Forms 8-K filed with the Commission on August 9, 2012, August 13, 2012, October 10, 2012, November 8, 2012, November 13, 2012, November 16, 2012, December 13, 2012, December 17, 2012 and December 28, 2012; and

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35300) filed with the Commission on September 16, 2011, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to Item 2.02, Item 7.01 and/or Item 9.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1*	Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174974), as amended (“Registrant’s Form S-1”)).

4.2*	Amended and Restated 2010 Equity Incentive Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-174974), as declared effective on October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 10, 2013.

UBIQUITI NETWORKS, INC.

By:	/s/ Robert J. Pera
Robert J. Pera, Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert J. Pera and John Ritchie, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert J. Pera Robert J. Pera	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 10, 2013

/s/ John Ritchie John Ritchie	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 10, 2013

/s/ Peter Y. Chung Peter Y. Chung	Director	January 10, 2013

/s/ Ronald Sege Ronald Sege	Director	January 10, 2013

/s/ Charles J. Fitzgerald Charles J. Fitzgerald	Director	January 10, 2013

/s/ John L. Ocampo John L. Ocampo	Director	January 10, 2013

/s/ Robert M. Van Buskirk Robert M. Van Buskirk	Director	January 10, 2013

UBIQUITI NETWORKS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174974), as amended (“Registrant’s Form S-1”)).

4.2*	Amended and Restated 2010 Equity Incentive Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-174974), as declared effective on October 14, 2011.